UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008 (December 16, 2008)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Under the Owens & Minor, Inc. 2005 Stock Incentive Plan, the Compensation & Benefits Committee (“Committee”) of the Board of Directors of Owens & Minor, Inc. (the “Company”) is responsible for designating participants to whom incentive awards are made for annual incentive payments and for determining any goals or objectives on which such incentive awards are based.

On December 16, 2008, the Board of Directors, upon the recommendation of the Committee, approved certain provisions of the 2009 Incentive Program which designates teammates of the Company eligible to participate in the program and specifies the financial and operational goals on which awards will be based. Under the 2009 Incentive Program, corporate officers and certain other teammates are eligible to participate in the program, provided the teammate is an active employee on December 31, 2009.

The target cash awards as a percentage of base salary for the senior corporate officers, including the named executive officers, are stated below:

Position	Target Cash Award As a % of Base Salary
President and CEO/	75%
Executive Vice Presidents/
CFO/SVP General Counsel/
SVP Business Development/
SVP Human Resources	50%
Other SVPs	40%

The financial and operational objectives for the 2009 Incentive Program are based on the following criteria with the designated weights attached to them:

Performance Goal	Weight
Company Net Revenue	25%
Company Net Income	50%
Company Return on Assets	25%
Total	100%

If the 2009 calendar year performance criteria are met, incentive awards will be approved by the Committee and the Board of Directors in the first quarter of 2010. No incentive award will be made under the 2009 Incentive Program if 2009 net income is less than 2008 net income. Notwithstanding, the Committee has reserved an amount equal to 25% of the 2009 bonus pool for discretionary awards in the event the above goals are not achieved due to certain external events beyond management control.

Also on December 16, 2008, the Committee recommended and the Board of Directors approved certain amendments to the Company’s Management Equity Ownership Program (“MEOP”) under which designated officers are eligible to receive restricted stock dividends for achieving and maintaining specified ownership levels of Company common stock. Among other administrative revisions to the MEOP, the Board amended the program to provide that, in lieu of a restricted stock dividend, officer-level participants who have achieved and continue to maintain their required ownership levels in accordance with the program receive an award of an equivalent number of performance-based shares under terms to be designated by the Committee in connection with each such award.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: December 22, 2008	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and Corporate Secretary